UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005 (March 15, 2005)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations.

Item 1.01—Entry into a Material Definitive Agreement.

a) On March 15, 2005 the Compensation Committee of the Board of Directors of WellPoint, Inc. (“WellPoint”) authorized the payment of the 2004 long term incentive award to each of the Named Executive Officers (as defined in Regulation S-K Item 402(a)(3)) of WellPoint. The long term incentive awards for the 2004 performance period were determined in accordance with the terms of the Anthem Long Term Incentive Plan based on the performance of WellPoint and the Named Executive Officer during 2004 as measured against performance measures established early that year by the Compensation Committee of the Board of Directors.

The following table sets forth cash payments to each Named Executive Officer in respect of their 2004 long term incentive awards earned in connection with the 2004 performance period:

Named Executive Officer	Award

Larry C. Glasscock	$2,023,620
Keith R. Faller	$606,656
Thomas G. Snead, Jr.	$602,914
David R. Frick[1]	$800,767
Michael L. Smith[2]	$800,767

b) On March 15, 2005 the Compensation Committee of the Board of Directors of WellPoint established the following items with respect to the compensation of each of the executive officers of WellPoint identified in the table below:

Executive Officer[3]	2005 Salary	2005 Stock Option Grant (#)[4]	2005 Restricted Stock Award (#)[5]	2005 Annual Bonus Target Percentage[6]

Larry C. Glasscock	$1,250,000	200,000	25,000	125%
David C. Colby	$675,000	65,000	8,125	85%
Keith R. Faller	$650,000	65,000	8,125	80%
David S. Helwig	$650,000	65,000	8,125	80%
Thomas G. Snead, Jr.	$580,000	50,000	6,250	80%
David R. Frick[1]	$535,000	—	—	—
Michael L. Smith[2]	$—	—	—	—

[1]	Mr. Frick has announced his retirement effective as of July 1, 2005.

[2]	Mr. Smith retired effective January 31, 2005.

[3]	In light of the retirements of Mr. Frick and Mr. Smith the identity of the Named Executive Officers for 2005 will change. It is anticipated that Mr. Colby and Mr. Helwig will become Named Executive Officers based on 2005 Annual Salary and 2005 Annual Bonus Target Percentage.

[4]	The 2005 Stock Option Grants will be made on April 4, 2005 at an exercise price equal to the fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on April 4, 2005. All options will vest in six equal semi-annual installments over three years beginning October 4, 2005.

[5]	The 2005 Restricted Stock Awards will be made on April 4, 2005 at fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on April 4, 2005. The restricted stock will vest in three equal annual installments over three years beginning April 4, 2006.

[6]	The 2005 Annual Bonus Target Percentage represents the percentage of 2005 Annual Salary which may be earned by the Named Executive Officer as 2005 Annual Incentive Bonus based upon the achievement of the following target performance measures established by the Compensation Committee: diluted earnings per share; 2005 synergy goal; business unit operating gain, strategic business unit operating gain; and membership growth. Actual amounts payable are adjusted up or down for performance at or above targeted levels of performance, with a threshold award of 50% of the target award if minimum results are achieved and a maximum award of 300% of the target award if maximum results are achieved.

Section 7—Regulation FD

Item 7.01—Regulation FD Disclosure

Officers of WellPoint expect to meet with securities analysts and investors during the period commencing on March 21, 2005 and ending on March 31, 2005. During these meetings, the officers expect to confirm WellPoint’s ability to meet the earnings expectations given in a press release and conference call on February 7, 2005. A copy of that press release was attached as Exhibit 99 to the Form 8-K furnished by WellPoint to the Securities and Exchange Commission on February 7, 2005.

All of the information furnished in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2005

WELLPOINT, INC.

By:	/S/ DAVID C. COLBY
Name: David C. Colby
Title: Executive Vice President and Chief Financial Officer